Exhibit 4.3

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

2023 EQUITY INCENTIVE PLAN

(1)

Purpose of the Plan. The purpose of this 2023 Equity Incentive Plan is to enhance the long-term stockholder value of Science Applications International Corporation and its affiliated companies by offering opportunities to eligible individuals to participate in the growth in value of the equity of Science Applications International Corporation.

(2)	Definitions. This Plan uses the following defined terms:

(a)

“Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of the Plan.

(b)

“Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under the Plan, including the administration of the Plan and the issuance or transfer of Awards or Shares.

(c)	“Award” means a Restricted Stock Unit, Option, Stock Appreciation Right, Other Stock-Based Award, or Cash Award granted in accordance with the terms of the Plan.

(d)	“Award Agreement” means the document, which may be in paper or electronic form, evidencing the grant of an Award and its terms and conditions.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cash Award” means the right to receive cash as described in Section 10 of the Plan.

(g)

“Cause” means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Committee. “Cause” will not require that a civil judgment or criminal conviction has been entered against or guilty plea will have been made by the Recipient regarding any of the matters referred to in the previous sentence. Accordingly, the Committee will be entitled to determine “Cause” based on the Committee’s good faith belief. If the Recipient is criminally charged with a felony or similar offense that will be a sufficient, but not a necessary, basis for such belief.

(h)	“Change in Control” means:

(1)

a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants),

(2)

a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company,

(3)	the sale of all or substantially all of the assets of the Company, or

(4)	the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company.

(k)	“Company” means Science Applications International Corporation, a Delaware corporation, or any successor corporation thereto.

(l)

“Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(m)	“Director” means a member of the Board of Directors of the Company or an Affiliate.

(n)

“Dividend Equivalent Right” means, with respect to a Restricted Stock Unit or an Other Stock-Based Award that is a Full Value Award, a Recipient’s right to receive a payment or credit for the account of such Recipient in an amount equal to the cash dividends that would have been payable on Shares subject to an Award during a period of time had such Shares been issued to the Recipient. Dividend Equivalent Rights may be settled in the form of cash, Shares, or a combination of both. Such Dividend Equivalents will be retained by the Company (without interest) and settled when, and if, to the extent that the RSUs or Other Stock-Based Award to which the Dividend Equivalents relate vests and the underlying Shares are issued. Dividend Equivalents so credited will be subject to the same terms and conditions as the RSUs or Other Stock-Based Award to which such Dividend Equivalents relate and will be forfeited in the event that the RSUs or Other Stock-Based Award with respect to which such Dividend Equivalents were credited are forfeited. If an Award is in the form of Shares of restricted stock or otherwise involves the grant of actual Shares to Recipients, any dividends on such Shares will be retained by the Company (without interest) and paid when, and if, to the extent that the Shares to which the dividends relate vest, and such dividends will be subject to the same terms and conditions as the Shares to which such dividends relate and will be forfeited in the event that such Shares are forfeited. For the avoidance of doubt, no dividends or Dividend Equivalents will be paid or granted in respect of Shares subject to Options or SARs and no holder of an Option or SAR will be entitled to any dividends with respect to the Shares subject to Options or SARs unless and until such Options or SARs have vested and have been exercised in accordance with the terms of the Plan and the applicable Award Agreement and such Shares are reflected as issued and outstanding.

(o)	“Effective Date” means the date on which the stockholders of the Company approve the Plan.

(p)

“Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of the Plan will not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Recipient will not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate. Neither service as a Director nor receipt of a director’s fee will be sufficient to make a Director an “Employee.”

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)	“Executive” means an individual who is subject to Section 16 of the Exchange Act because of the individual’s relationship with the Company or an Affiliate.

(s)

“Expiration Date” means, with respect to a Stock Option or Stock Appreciation Right or Other Stock-Based Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the exercise period for the Award, disregarding the effect of a Recipient’s Termination or any other event that would shorten that period.

(t)

“Fair Market Value” means, as of any Value Date, the closing sales price as quoted for a Share on the New York Stock Exchange for the day before the Value Date, as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the day before the Value Date, Fair Market Value will be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value will be the closing bid for the Shares on the day before the Value Date.

(u)

“Full Value Award” means any Award other than an Option, a Stock Appreciation Right, a Cash Award, or any other Award for which the Recipient pays (or the value or amount payable under the Award is reduced by) an amount less than the Fair Market Value of the Shares, determined as of the Grant Date.

(v)	“Good Reason” means the occurrence of any of the events or conditions described below, without the Recipient’s prior written consent:

(1)

any material adverse change in the Recipient’s authority, duties or responsibilities (including reporting responsibilities), or (ii) in the case of a Recipient who immediately prior to a Change in Control is an Executive, the failure of such Recipient following such Change in Control to continue to serve as an Executive, in each case except in connection with the termination of the Recipient’s employment for Cause, disability, as a result of the Recipient’s death, or by the Recipient other than for Good Reason;

(2)	a material reduction in the Recipient’s base salary or target bonus or any failure to pay the Recipient any compensation to which the Recipient is entitled within 15 days after the date when due;

(3)

the imposition of a requirement that the Recipient be based (i) at any place outside a 50-mile radius from the Recipient’s principal place of employment immediately prior to such change, or (ii) at any location other than the Company’s corporate headquarters or, if applicable, the headquarters of the business unit in which the Recipient is employed, except, in each case, for reasonably required travel on Company business which is not materially greater in frequency or duration than prior to such change.

Notwithstanding anything to the contrary herein, no termination of the Recipient’s employment will be deemed to be for Good Reason hereunder unless (i) the Recipient provides written notice to the Company identifying the applicable event or condition within 90 days of the occurrence of the event or the initial existence of the condition, and (ii) the Company fails to remedy the event or condition within a period of 30 days following such notice. In the event the Company fails to remedy the event or condition, the Recipient will terminate employment within 30 days following the cure period.

(w)

“Grant Date” means the date the Committee approves the grant of an Award. However, if the Committee specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(x)

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(y)	“Involuntary Termination” means termination of the Recipient’s employment by the Company or an Affiliate, as applicable, without Cause, or termination by the Recipient for Good Reason.

(z)	“Nonstatutory Option” means any Option other than an Incentive Stock Option.

(aa)	“Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(bb)	“Option” means a right to purchase Shares of the Company granted under the Plan.

(cc)	“Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(dd)	“Other Stock-Based Award” means an Award granted pursuant to Section 9 of the Plan.

(ee)

“Performance Condition” will mean a performance condition upon which the grant or vesting of an Award is contingent in accordance with Section 11 of the Plan. Measures that may be used in Performance Conditions may be expressed in absolute terms, in terms of growth or improvement, or relative to the performance of one or more comparable companies or an index covering multiple companies and that relate to any of the following, as it may apply to an individual, one or more Affiliates, business unit(s), divisions or the whole of the Company: revenue; earnings per share; return on assets; return on equity; net order dollars; net profit; operating cash flow; operating income; contract bookings; contract awards; profit before tax; earnings before interest, depreciation and taxes (EBITDA); return on invested capital; days working capital; total shareholder return; share price growth; free cash flow; return on sales; operating margin; book-to-bill; headcount; employee retention; new hires; backlog; objective customer satisfaction indicators; and efficiency measures; or any other measures selected by the Committee, each with respect to the Company and/or an Affiliate or individual business unit.

(ff)	“Plan” means this 2023 Equity Incentive Plan, as amended from time to time.

(gg)	“Prior Plan” means the Company’s 2013 Equity Incentive Plan.

(hh)

“Qualified Domestic Relations Order” means a “qualified domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition will be to the Plan.

(ii)	“Restricted Stock Unit” or “RSU” means an Award of an unsecured and unfunded promise to deliver Shares or value equal to such Shares in the future pursuant to Section 6 of the Plan.

(jj)

“Recipient” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, or (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Section 22 of the Plan.

(kk)

“Stock Appreciation Right” or “SAR” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8 of the Plan.

(ll)	“Securities Act” means the Securities Act of 1933, as amended.

(mm)	“Share” means a share of the common stock of the Company or other securities substituted for the common stock of the Company under Section 16 of the Plan.

(nn)	“Substitute Award” means an Award granted in substitution for, or upon the conversion of, an award granted by another entity covering equity securities in the granting entity.

(oo)

“Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(pp)

“Termination” means that the Recipient has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Committee, or otherwise provided in the Plan, “Termination” will not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate will be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

(qq)	“Value Date” means the value as of which the Fair Market Value of a Share is being determined.

(3)	Shares Subject to The Plan; Term of The Plan.

(a)

Number of Shares. Subject to adjustment pursuant to Section 16 of the Plan and the share counting provisions below, the aggregate number of Shares authorized for Awards granted under the Plan as of the Effective Date over the term of the Plan is 2,240,000[1]. After the Effective Date, no awards may be granted under the Prior Plan.

(1)

If any portion of an outstanding Award for any reason expires or is terminated or canceled or forfeited, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such Award will again be available for issuance under the Plan.

(2)

If any portion of an outstanding Award that was granted prior to the Effective Date under the Prior Plan for any reason expires or is terminated or canceled or forfeited on or after the Effective Date, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such Prior Plan award will be available for issuance under the Plan. Notwithstanding this Section 3(a)(2), the provisions of the Plan will have no effect on awards granted pursuant to the Prior Plan, which will continue to be governed by the terms and conditions of the agreements and plan document governing such grants.

(3)

Shares allocable to an Award that is settled in cash will continue to be available for issuance under the Plan. Shares issued in settlement of any Dividend Equivalent Rights will be applied against the number of Shares available for Awards. Shares subject to Substitute Awards and available under a stockholder-approved equity plan of an acquired company will not be applied against the number of Shares available for Awards.

(4)

In the event that (i) any Option or other Award granted under the Plan or any other plan maintained by the Company is exercised through the tendering of Shares or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Options or Awards are satisfied by the tendering of Shares or by the withholding of Shares by the Company, or (iii) Shares are repurchased by the Company using Option exercise proceeds, then the Shares so tendered or withheld or repurchased will be available for issuance under the Plan. Awards made in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become Employees of the Company or a Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, will not count against the limitations set forth in this Section 3.

(b)

Source of Shares. The Shares issuable under the Plan will be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. Shares issued under the Plan may be: (i) Shares that have never been issued, (ii) Shares that have been issued but are no longer outstanding, or (iii) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Shares.

(c)

Term of the Plan. The Plan will become effective on the Effective Date (with any amendments to the Plan being effective on and after the date thereof), and Awards may be granted under the Plan on and after the Effective Date. Subject to the provisions of Section 19 of the Plan, Awards may be granted under the Plan until the tenth anniversary of the Effective Date.

[1]

Consists of (i) the 1,741,168 Shares that were authorized to be issued under the Prior Plan and that were not subject to awards granted under the Prior Plan and outstanding as of February 3, 2023, plus (ii) an additional 498,832 Shares.

(4)	Administration.

(a)

General. The Board will have ultimate responsibility for administering the Plan. To the extent permitted by Applicable Law, the Board may delegate certain of its responsibilities to the Committee. The composition of the Committee will at all times comply with, and will consist of two or more Directors who are “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act. To the extent permitted by Applicable Law, the Board or the Committee may delegate certain of its responsibilities to any Employee or committee consisting of Employees. However, only the Board or the Committee may approve grants of Awards to Executives and Directors, and an Employee or committee of Employees to whom the Committee has delegated responsibilities may grant Awards only within the guidelines established by the Board or the Committee. Moreover, all actions and determinations by the Board or the Committee or any Employee or committee of Employees are subject to the provisions of the Plan.

(b)	Authority of the Committee. Subject to the other provisions of the Plan, the Committee will have the authority to:

(1)	grant Awards, including Substitute Awards;

(2)	determine the Fair Market Value of Shares;

(3)	determine the Option Price and the Purchase Price of applicable Awards;

(4)	select the Recipients;

(5)	determine the times Awards are granted;

(6)	determine the number of Shares subject to each Award;

(7)	determine the type of Shares subject to each Award;

(8)	determine the methods of payment that may be used to purchase Shares, if applicable under the terms of an Award;

(9)	determine the methods of payment that may be used to satisfy withholding tax obligations;

(10)	to determine the original or amended terms, conditions and restrictions applicable (which need not be identical) to each Award, including, without limitation,

(A)	the exercise price of an Option or SAR and the method of payment for Shares purchased upon the exercise of an Option,

(B)	whether an Option is a Nonstatutory Option or an Incentive Stock Option,

(C)	the method for satisfaction of any tax withholding obligations arising in connection with an Award, including by the withholding or delivery of Shares,

(D)

the terms and conditions of Awards, including without limitation the timing and other terms and conditions of the effectiveness, awarding, vesting, exercisability, acceleration, deferral, and settlement, as applicable, of Awards,

(E)	the time of the expiration of an Award,

(F)	the effect of the Grantee’s termination of employment or service with the Company on any of the foregoing, and

(G)	all other terms, conditions and restrictions applicable to an Award or Shares not inconsistent with the terms of the Plan;

(11)	modify or amend any Award, subject to Sections 7(f) and 8(c) of the Plan;

(12)	authorize any person to sign any Award Agreement or other document related to the Plan on behalf of the Company and determine the form of any Award Agreement or other document related to the Plan;

(13)	interpret the Plan and any Award Agreement or document related to the Plan;

(14)	correct any defect, remedy any omission, or reconcile any inconsistency in the Plan, any Award Agreement or any other document related to the Plan;

(15)

prescribe, amend, or revoke rules, guidelines, and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with non-U.S. Applicable Laws or tax policies or practices or customs, or to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Recipients or the Company, or to meet the goals and objectives of the Plan as they apply to Awards and Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(16)	appoint such additional administrators as are necessary to perform various administrative acts and determine the duties of such administrators; and

(17)	make all other determinations the Committee deems necessary or advisable for the administration of the Plan.

(c)

Scope of Discretion. Subject to the provisions of this Section 4(c), on all matters for which the Plan confers the authority, right, or power on the Board, the Committee, or other Committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding, and conclusive. In making its decisions, the Board, Committee or other Committee need not treat all persons eligible to receive Awards, all Recipients, all Awards or all Shares subject to Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 19(b) of the Plan, the discretion of the Board, Committee or other Committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Recipients by Award Agreements and other agreements.

(d)

Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan will vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards and (iii) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 16); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

(5)	Eligibility.

(a)

Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors, and Consultants, including to prospective Employees, Directors, and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(h) of the Plan.

(b)

Limits on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate Grant Date fair value (computed as of the Grant Date in accordance with applicable financial accounting rules) of all Awards granted to any non-Employee Director during any single calendar year for service as a Director (excluding Awards made at the election of the non-Employee Director in lieu of all or a portion of annual and committee cash retainers) will not exceed $500,000.

(6)	Restricted Stock Units.

(a)

General. The specific terms and conditions of an Award of RSUs granted to a Recipient will be evidenced by an Award Agreement. The Award Agreement will state (i) the number of Shares subject to the Award (ii) the conditions, if any, that must be timely satisfied before the Award will be effective, (iii) the conditions, if any, that must be timely satisfied before the Award will be vested, (iv) the conditions, if any, under which the Recipient’s interest in the RSUs will be forfeited, and (v) and any other terms and conditions of the Award. Any such conditions for effectiveness or vesting will be determined on the Grant Date, and may be based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions.

(b)

Dividend Equivalent Rights, Voting, and Other Ownership Rights. Unless otherwise provided by the Committee in the Award Agreement, a Recipient will not have any rights as a stockholder with respect to Shares underlying an Award of RSUs until such time, if any, as the RSUs are settled and the underlying Shares are actually issued to the Recipient. Subject to Section 2(n) of the Plan, the Committee may provide in the Award Agreement for the payment of Dividend Equivalents Rights to the Recipient at the time of vesting or other payout of the RSUs. If the payment or crediting of Dividend Equivalents is in respect of an Award that is subject to Section 409A of the Code, then the payment or crediting of such Dividend Equivalents will conform to the requirements of Section 409A of the Code.

(c)

Deferral of Receipt of Payment. The Committee may permit or require a Recipient to defer receipt of the delivery of Shares that would otherwise be due by virtue of the grant of or the lapse or waiver of restrictions with respect to RSUs. If any such deferral is required or permitted, the Committee will establish such rules and procedures for such deferral, including rules and procedures implemented pursuant to Section 23 of the Plan for compliance with Section 409A of the Code.

(d)	Termination. The effect of a Recipient’s Termination on their outstanding RSUs will be set forth in the Award Agreement.

(7)	Options. The specific terms and conditions of an Option granted to a Recipient will be evidenced by an Award Agreement. In addition, the following rules apply to all Options:

(a)	Price. No Option (other than Substitute Options) may have an Option Price less than the Fair Market Value of the underlying Share on the Grant Date.

(b)

Term. No Option will be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(h)(1) and 7(h)(5) of the Plan.

(c)

Vesting. Options will be exercisable, in whole or in part, at such times as the Committee will specify in the Award Agreement. The grant or vesting of an Option may be based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions. No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

(d)	Exercise. An Option will be considered exercised when the Company or its designee receives:

(1)	written (including electronically pursuant to Section 24(d) of the Plan) notice of exercise from the person entitled to exercise the Option,

(2)	full payment, or provision for payment, in accordance with Section 7(e) below in a form and method approved by the Committee, for the Shares for which the Option is being exercised, and

(3)

with respect to any Option the exercise of which triggers any withholding obligation, payment, or provision for payment, in a form and method approved by the Committee, of all applicable withholding and similar taxes and/or (if applicable) transaction costs due upon exercise.

An Option may not be exercised for a fraction of a Share.

(e)

Form and Method of Payment. In accordance with Section 4(b) of the Plan, the Committee will have the authority to determine the acceptable form and method of payment for exercising an Option. Acceptable forms of payment that the Committee may permit with respect to the exercise of Options include:

(1)	cash, check or wire transfer, denominated in U.S. dollars except as specified by the Committee for non-U.S. Employees;

(2)

other Shares, or the designation of other Shares, which have a Fair Market Value on the date of surrender greater than or equal to the Option Price of the Shares as to which the Option is being exercised;

(3)

consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of a Recipient or sells Shares issued upon exercise of the Option on behalf of a Recipient (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to a Recipient under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(4)

cancellation of any debt owed by the Company or any Affiliate to the Recipient by the Company (including, without limitation, waiver of compensation due or accrued for services previously rendered to the Company);

(5)	payment pursuant to any “cashless net exercise” procedures approved by the Committee; and

(6)	any combination of the methods of payment permitted by any paragraph of this Section 7(e).

The Committee may also permit any other form or method of payment permitted by Applicable Law. In making its determination as to the type of consideration to accept, the Committee will consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Committee may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(f)

No Repricing. The Committee may not modify or amend any outstanding Option so as to (i) specify a lower exercise price, (ii) accept the surrender of an outstanding Option when the Option Price per Share exceeds the Fair Market Value of one Share and authorize the granting of a new Option or other Award with a lower exercise price in substitution for such surrendered Option, or buy out, for a payment in cash or Shares, an outstanding Option (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, in each case, without the approval of the Company’s stockholders other than in connection with a change in the Company’s capitalization pursuant to Section 16 of the Plan.

(g)	Termination. The effect of a Recipient’s Termination on their outstanding Options will be set forth in the Award Agreement.

(h)	Special Rules for Incentive Stock Options.

(1)

The Expiration Date of an Incentive Stock Option will not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(2)	No Incentive Stock Option may be granted after the tenth anniversary of the date the Board most recently approved the Plan (or such earlier date as required by the Code).

(3)

Stock options intended to be incentive stock options under Section 422 of the Code that are granted to any single Recipient under all incentive stock option plans of the Company and its Affiliates, including Incentive Stock Options granted under the Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, a stock option vests with respect to a given Share the first time its holder may purchase that Share, notwithstanding any right of the Company to repurchase that Share. Unless the administrator of that stock option plan specifies otherwise in the related agreement governing the stock option, this vesting limitation will be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under the Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(h)(3) will not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(4)

In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 7(e) of the Plan, that right must be stated at the time of grant in the Award Agreement relating to that Incentive Stock Option.

(5)

Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date.

(6)

The Option Price of an Incentive Stock Option will never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder will never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(7)

Incentive Stock Options may be granted only to Employees. If a Recipient changes status from an Employee to a Consultant, that Recipient’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(h)(9) below (determined by treating that change in status as a Termination solely for purposes of this Section 7(h)(7)).

(8)

No rights under an Incentive Stock Option may be transferred by the Recipient, other than by will or the laws of descent and distribution. During the life of the Recipient, an Incentive Stock Option may be exercised only by the Recipient. The Company’s compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Recipient, will not violate this Section 7(h)(8).

(9)

An Incentive Stock Option will be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Recipient’s Termination for any reason other than the Recipient’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option will continue to be treated as an Incentive Stock

Option if it remains exercisable after, and is not exercised within, the three month period after the Recipient’s death, provided it is exercised before the Expiration Date. In the case of Termination due to disability (as defined in Section 22(e) of the Code), an Incentive Stock Option will be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Recipient’s Termination.

(10)	An Incentive Stock Option may only be modified by the Committee.

(11)

Any holder of Shares acquired under an Incentive Stock Option will promptly notify the Committee, following such procedures as the Committee may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Committee has established.

(8)	Stock Appreciation Rights. The following rules apply to SARs:

(a)

General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Committee may grant SARs to eligible participants subject to terms and conditions not inconsistent with the Plan and determined by the Committee. The specific terms and conditions applicable to the Recipient will be provided for in the Award Agreement. SARs will be exercisable, in whole or in part, at such times as the Committee will specify in the Award Agreement. The grant or vesting of a SAR may be based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions. The Expiration Date of a SAR will not be later than ten years from its Grant Date, with the result that no SAR may be exercised after the expiration of ten years from its Grant Date.

(b)

Exercise of SARs. Upon the exercise of a SAR, in whole or in part, a Recipient will be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Recipient upon the exercise of a SAR will be paid in cash, Shares, or a combination thereof as, and over the period or periods, specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Recipient. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of Shares that may be purchased pursuant to the Option will be reduced by the number of Shares with respect to which the SAR is exercised. A SAR will be considered exercised when the Company or its designee receives:

(1)	written (including electronically pursuant to Section 24(d) of the Plan) notice of exercise from the person entitled to exercise the SAR, and

(2)

with respect to any SAR the exercise of which triggers any withholding obligation, payment, or provision for payment, in a form and method approved by the Committee, of all applicable withholding and similar taxes and/or (if applicable) transaction costs due upon exercise.

A SAR may not be exercised for a fraction of a Share.

(c)

No Repricing. The Committee may not modify or amend any outstanding SAR so as to (i) specify a lower exercise price, (ii) accept the surrender of an outstanding SAR when the exercise price exceeds the Fair Market Value of one Share and authorize the granting of a new SAR or other Award with a lower exercise price in substitution for such surrendered SAR, or buy out, for a payment in cash or Shares, an outstanding SAR (other than in connection with a Change in Control), or (iii) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, in each case, without the approval of the Company’s stockholders other than in connection with a change in the Company’s capitalization pursuant to Section 16 of the Plan.

(d)	Termination. The effect of a Recipient’s Termination on their outstanding SARs will be set forth in the Award Agreement.

(9)

Other Stock-Based Awards. The Committee may grant Share-based or Share-related awards not otherwise described in Sections 6, 7, or 8 of the Plan in such amounts and subject to such terms and conditions consistent with the terms of the Plan as the Committee determines (including Section 2(n)). Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may:

(a)	involve the transfer of actual Shares to Recipients, either on the Grant Date or later, or payment in cash or otherwise of amounts based on the value of Shares;

(b)

provide for grant or vesting based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions;

(c)

be in the form of phantom stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified on the Grant Date; and

(d)	be designed to comply with applicable laws of jurisdictions other than the United States.

(10)

Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Committee determines that it will offer a Cash Award, it will advise the Recipient, by means of an Award Agreement or otherwise, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions.

(11)

Awards Contingent on Performance Conditions. The Award Agreement for an Option, SAR, RSU, Other Stock-Based Award, or Cash Award that is contingent on Performance Conditions will specify the Performance Conditions, including the performance period and the manner in which performance will be measured. The Committee may adjust Performance Conditions and the related level of achievement if the Committee determines in its discretion that events or transactions that are unusual in nature or infrequently occurring have occurred after the Grant Date that are unrelated to the performance of the Recipient and result in distortion of the performance targets or the related level of achievement. The Committee may provide in the applicable Award Agreement additional rules and procedures relating to the Committee’s ability to adjust aspects of an Award that is contingent on Performance Conditions, the Committee’s ability to increase or decrease the amount of compensation provided by the Award, and the Committee’s certification or other determination of the extent to which Performance Conditions have or have not been attained.

(12)

Substitute Awards. The Committee may cause the Company to grant Substitute Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Committee, Substitute Awards will have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 16 of the Plan), Substitute Awards will cover Shares rather than equity securities of the granting entity and will have terms and conditions that, as determined by the Committee in its sole and absolute discretion, properly reflects the substitution. Any such Substitute Award will be effective on the effective date of the acquisition.

(13)

Issuance of Shares. Subject to Sections 17 and 18 of the Plan, the Company will issue Shares under the Plan in the name of the Recipient (or to such other person as to whom the Shares may be appropriately and legally issued under procedures and rules, if any, established from time to time by the Committee). Shares issued by the Company under the Plan may be, at the Company’s option, evidenced by a Share certificate delivered to the Participant, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Recipient by the Company’s stock transfer agent or its designee. Until Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Recipient will not have the rights of a stockholder with respect to those Shares, even though the Recipient has completed all the steps necessary for Shares to be issued. No adjustment will be made for any dividend, distribution, or other right for which the record date precedes the date the Shares are issued, except as provided in Section 16 of the Plan or in the Award Agreement.

(14)

Leave of Absence. If a Recipient is an Employee of the Company or an Affiliate and is on a leave of absence pursuant to the terms of the Company’s Administrative Policy No. SH-1 “Working Hours and Absences” or similar policy maintained by an Affiliate, as such policies may be revised or replaced from time to time, the Recipient will not, during the period of such absence be deemed, by virtue of such absence alone, to have terminated the Recipient’s employment. The Recipient will continue to vest in an outstanding Award during any approved medical or military leave of absence. Medical leave will include family or medical leaves, workers’ compensation leave, or pregnancy disability leave. For all other leaves of absence, an outstanding Award will fully vest only during active employment and will not vest during a leave of absence, unless required under local law. However, if a Recipient returns to active employment with the Company or an Affiliate following such a leave, the Award will be construed to vest as if there had been no break in active employment.

(15)

Consulting or Employment Relationship. Nothing in the Plan or in any Award Agreement, and no Award or the fact that Shares remain subject to risk of forfeiture, will: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Recipient at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, (B) confer upon any individual any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation or (C)

interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director. No Employee or Director will have any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Participation in the Plan is a matter separate from any contract of employment or other agreement and any benefit conferred by the Plan will not be counted for pension or any other purpose. The rights and obligations of any individual under the terms of their office or employment with the Company or any Subsidiary will not be affected by their participation in the Plan, and neither the Plan nor any Award form any part of any contract of employment between any individual and the Company or a Subsidiary. A Recipient will have no entitlement by way of compensation or damages resulting from termination of the office or employment (for any reason and whether lawful or not) by virtue of which they are or may be eligible to participate in the Plan or for the loss or reduction of any right or benefit or prospective right or benefit under the Plan or any Award that they might otherwise have enjoyed whether the compensation is claimed for wrongful dismissal or otherwise.

(16)	Certain Transactions and Events.

(a)

In General. Except as provided in this Section 16, no change in the capital structure of the Company, merger, sale or other disposition of assets or of a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event will require or be the occasion for any adjustments of the type described in this Section 16.

(b)

Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Change in Control), the Committee will make such adjustments as it concludes are appropriate in order to preserve the proportionate value of Awards before and after the change in capital structure of the Company to:

(1)

the number and type of Awards and Shares that may be granted under the Plan, including (without limitation) to the number of Shares available for issuance over the term of the Plan as set forth in Section 3(a) of the Plan,

(2)	the number and type of Awards that may be granted to any individual under the Plan,

(3)	the terms of any SAR,

(4)	the Option Price and number and class of securities issuable under each outstanding Option, and

(5)

the repurchase price of any securities substituted for Shares that are subject to repurchase rights. The specific adjustments will be determined by the Committee. Unless the Committee specifies otherwise, any securities issuable as a result of any such adjustment will be rounded down to the next lower whole security. The Committee need not adopt the same rules for each Award or each Recipient.

(c)

Change in Control. Subject to the requirements of Section 409A of the Code and any additional terms and conditions set forth in the applicable Award Agreements, in the event of a Change in Control, the following provisions will apply:

(1)

Time-Based Awards. In the event of an Involuntary Termination within 18 months following the consummation of a Change in Control for any reason other than death, disability or Cause, each outstanding Award that is subject to a time-based vesting schedule will become fully vested and nonforfeitable as of the date of such termination.

(2)

Performance-Based Awards. With respect to each outstanding Award that is contingent on Performance Conditions, if a Change in Control occurs prior to the end of the Performance Period, the Performance Period will be terminated, and the Award will become vested and nonforfeitable with respect to the following number of Shares (or, for a Cash Award, the amount of cash):

(A)

If the Change in Control occurs following completion of one or more fiscal years in the Performance Period, the number of Shares (or, for a Cash Award, the amount of cash) earned by the Recipient for each such completed fiscal year based on the achievement of the applicable Performance Goals as determined by the Committee; plus

(B)

If the Change in Control occurs prior to completion of any fiscal year in the Performance Period, a number of Shares (or, for a Cash Award, the amount of cash) based on the achievement of the Performance Goals for such fiscal year at the time of consummation of the Change in Control as determined by the Committee and prorated to reflect the portion of the fiscal year that has elapsed through the date of consummation of the Change in Control.

(d)	Special Rules for Grants to Non-Employee Directors.

(1)

In the event of a Change in Control while the Recipient remains a non-Employee Director, the Shares at the time subject to each outstanding Award held by such Recipient pursuant to the Plan, but not otherwise vested, will automatically vest in full and become exercisable for all Shares as fully vested Shares and all repurchase rights will automatically terminate in full immediately prior to the effective date of the Change in Control. Immediately following the consummation of the Change in Control, each Award will terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

(17)	Tax Withholding.

(a)

General. Whenever Awards are granted or exercised, or Shares are issued or become free of restrictions, as applicable, the Company may require the Recipient to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Recipient or the Company. The Company will have no obligation to deliver Shares or release Shares from an escrow or permit a transfer of Shares until the Recipient has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)

Method of Payment. The Recipient will pay any required withholding using such forms of consideration as are described in Section 7(e) of the Plan and determined appropriate by the Committee. The Committee, in its sole discretion, may also permit Shares to be withheld or surrendered to pay required withholding or for required withholding to be paid through payroll deductions. If the Committee permits Shares to be withheld or surrendered, the Fair Market Value of the Shares withheld or surrendered, as determined as of the date of withholding, will not exceed the number of Shares having an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax withholding obligations determined based on an amount that is up to the maximum statutory tax rates in the Recipient’s applicable jurisdiction(s) (or such lesser amount as required by law or applicable accounting standards).

(18)

Compliance With Law. The grant of Awards and the issuance and subsequent transfer of Shares will be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Shares, or (b) in the opinion of legal counsel to the Company, those Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Shares or their subsequent transfer will relieve the Company of any liability for failing to issue those Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Shares, the Company may require the Recipient to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

(19)	Amendment or Termination of the Plan or Outstanding Awards.

(a)

Amendment and Termination. The Board or the Committee may at any time amend, suspend, or terminate the Plan. The Company will obtain the approval of the Company’s stockholders for any amendment to the Plan if stockholder approval is necessary or desirable to comply with (i) any Applicable Law, (ii) the requirements applicable to the grant of Awards intended to be Incentive Stock Options or (iii) if such amendment increases the maximum number of Shares which may be issued under the Plan, extends the term of the Plan or Awards granted hereunder, changes the eligibility criteria in Section 5 of the Plan, reduces the exercise price of an Option or SAR below what is permitted under the Plan or amends the repricing prohibition in Sections 7(f) and 8(c) of the Plan. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to the Plan.

(b)

Effect. No amendment, suspension, or termination of the Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of the Plan, will materially impair any existing contractual rights of any Recipient unless the affected Recipient consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent will be required if the Committee determines that the amendment, suspension, termination, or modification (including an amendment of the designation of the class of securities to be issued under Awards): (1) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (2) in connection with any transaction or event described in Section 16 of the Plan, is in the best interests of the Company or its stockholders. The Committee may, but need not, take the tax or accounting consequences to affected Recipients into consideration in acting under the preceding sentence. Those decisions will be final, binding and conclusive. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted before the termination of the Plan or with respect to Shares issued under such Awards even if those Shares are issued after the termination of the Plan.

(c)

Recoupment/Clawback. Notwithstanding anything in the Plan to the contrary, Awards granted under the Plan will be subject to cancellation, forfeiture and recovery in accordance with the Company’s Recoupment Policy, as the same may be amended from time to time, or any other compensation recoupment policy that may be adopted by the Committee, including any policies and procedures that the Committee determines to be necessary or appropriate to implement Section 10D of the Exchange Act and any rules promulgated thereunder or any other Applicable Law. Without limiting the foregoing, the Committee may provide for such recoupment in Award Agreements or with respect to any Award granted hereunder (including on a retroactive basis without the Recipient’s consent).

(20)	Reserved Rights.

(a)

Nonexclusivity of the Plan. This Plan will not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, other equity-based rights or cash bonuses or awards under other plans.

(b)

Unfunded Plan. This Plan will be unfunded. Although bookkeeping accounts may be established with respect to Recipients, any such accounts will be used merely as a convenience. The Company will not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Shares. The Company and the Committee will not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Recipient will be based solely upon contracts entered into under the Plan, such as Award Agreements. No such obligations will be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee will be required to give any security or bond for the performance of any such obligations.

(c)

Compensation. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salary or other similar terms used when calculating a Recipient’s benefits under any other employee benefit plan sponsored by the Company or any Affiliate except as such other plan otherwise expressly provides.

(21)

Escrow of Stock Certificates. To enforce any restrictions on Shares, the Committee may require the holder to deposit any certificates (or indicia of ownership) representing Shares, with stock powers or other transfer instruments approved by the Committee endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Committee may also cause a legend or legends referencing the restrictions to be placed on any such certificates.

(22)	Nontransferability of Awards.

(a)

In General. Unless the Committee, in its discretion, determines otherwise at the time an Award is granted, neither an Award nor the Shares subject to an Award nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 22(a) will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with Section 22(c) below. An Option or SAR may be exercised during the Recipient’s lifetime only by the Recipient or, if permissible under applicable law, by the Recipient’s guardian or legal representative.

(b)

Limited Transferability. To the extent the Committee authorizes the transferability of an Award, in no event will any transfer be made to any person or persons other than the Recipient’s spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration, and in no event will any transfer be for value. All other transfers and any re-transfer by any permitted transferee are prohibited and any such purported transfer will be null and void. Each Award that becomes the subject of permitted transfer (and the Recipient to whom it was granted by the Company) will continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Recipient will remain responsible to the Company for the payment of all withholding taxes including but not limited to those incurred as a result of any grant, vesting, or exercise of such Award, as applicable. In no event will any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related Award Agreement.

(c)

Beneficiary Designations. The Committee, in its sole discretion, may permit a Recipient to designate a beneficiary or beneficiaries to exercise any rights or receive any benefits under an Award following the Recipient’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If a Recipient fails to designate a beneficiary, or if no designated beneficiary survives the Recipient’s death, the Recipient’s estate will be deemed the Recipient’s beneficiary. A beneficiary designation may be changed or revoked by the Recipient’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Recipient.

(23)

Section 409A of the Code. It is intended that the Plan and all Awards be administered in a manner that will comply with the applicable requirements of Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Without limiting the generality of the foregoing, if any amount will be payable with respect to any Award as a result of a Recipient’s “separation from service” at such time as the Recipient is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code), and such amount constitutes a deferral of compensation subject to Section 409A of the Code, then no payment will be made, except as permitted under Section 409A of the Code, prior to the date six months after the Recipient’s separation from service (or the date of their earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

(24)	Miscellaneous.

(a)

Governing Law. This Plan, the Award Agreements and all other agreements entered into under the Plan, and all actions taken under the Plan or in connection with Awards or Shares, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

(b)

Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of the Plan. Captions and titles are used for convenience in the Plan and will not, by themselves, determine the meaning of the Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

(c)

Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by the Plan may be delivered in writing or electronically. Signatures or acknowledgments may also be electronic.

(d)

Notices. Unless the Committee specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Shares will be in writing or communicated electronically, will be addressed to the Secretary of the Company, and will only be effective when received by the Secretary of the Company.